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BRANTLEY CAPITAL CORPORATION

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FOR IMMEDIATE RELEASE

BRANTLEY CAPITAL CORPORATION CLARIFIES THAT INVESTOR
RICHARD BARONE VOTES ONLY 0.5% OF BRANTLEY OUTSTANDING SHARES

CLEVELAND, August 8, 2002 – Brantley Capital Corporation (Nasdaq: BBDC) today issued the following statement:

“As reported in his most recent Schedule 13D filed with the Securities and Exchange Commission, Richard Barone has voting authority over only 20,000 shares, representing just 0.5% of Brantley’s outstanding shares. We have been advised by Fifth Third Bancorp that neither Richard Barone nor Denis Amato has any authority to vote the remaining 425,580 Brantley shares, or 11.2% of Brantley’s shares outstanding, held by Fifth Third.”

“We believe it is simply inappropriate for Denis Amato and Richard Barone to speculate on how Brantley shares held by Fifth Third Bancorp clients — over which neither of them has any voting control — will be voted at the Annual Meeting.”

“Unlike Richard Barone and dissident stockholder Phil Goldstein, Brantley has in place a carefully studied and clearly defined strategic plan designed to enhance value for all stockholders. Brantley’s Board and management have been communicating and will continue to communicate the benefits of that plan to all shareholders and we are confident that Brantley stockholders will recognize the merits of our plan.”

FORWARD-LOOKING STATEMENTS
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company’s periodic filings with the Securities and Exchange Commission.

About Brantley Capital Corporation
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company’s investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company’s website at http://www.BrantleyCapital.com.

CONTACT:

Brantley Capital Corporation Tab Keplinger 216-464-8400	Joele Frank, Wilkinson Brimmer Katcher Matthew Sherman 212-355-4449

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